Exhibit 10.62

WARNER CHILCOTT

EQUITY INCENTIVE PLAN

SHARE OPTION AWARD AGREEMENT

You have been granted an Option (the “Option”) on the following terms and subject to the provisions of the Share Option Award Agreement Terms and Conditions (“Attachment A”) appended hereto and the Warner Chilcott Equity Incentive Plan, as amended and restated (the “Plan”). Unless defined in this Share Option Award Agreement (together with Attachment A and each annex thereto, the “Agreement”), capitalized terms will have the meanings ascribed to them in the Plan. In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan will prevail.

Optionee:	[INSERT FULL NAME]

Total Number of Shares Underlying Option:	[_____] ordinary shares, par value $.01, of the Company (“Option Shares”)

Exercise Price per Share:	$[_____] per share (the “Exercise Price”)

Grant Date:	[INSERT DATE OF GRANT]

Expiration Date:	[INSERT DATE IMMEDIATELY PRECEDING 10TH ANNIVERSARY OF DATE OF GRANT] Special early termination provisions apply to the Option in certain events (see Attachment A).

Vesting Schedule:	Ordinary vesting is 25% on each anniversary of the Grant Date. Special vesting provisions apply in certain events (see Attachment A).

Attachment A

SHARE OPTION AWARD AGREEMENT

TERMS AND CONDITIONS

Section 1. Grant of Option.

(a) Option. Subject to the terms and conditions of the Plan and this Agreement, Warner Chilcott plc (the “Company”) hereby grants to the Optionee on the Grant Date this Option bearing the terms set forth on the cover page of this Agreement and as more fully described herein. Any Option Shares acquired upon the exercise of this Option are referred to herein as “Purchased Option Shares.” This Option is not intended to be a Qualified Option or a UK Approved Option.

(b) Plan and Defined Terms. This Option is granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement. Capitalized terms, unless defined herein or in any annex hereto, shall have the meaning ascribed to them in the Plan.

(c) Additional Terms for Grants Outside the United States. For an Optionee who resides or is employed outside the United States, this Option may be subject to the special terms and conditions set forth in Annex 1. In addition, if the Optionee relocates to one of the countries with additional provisions set forth in Annex 1, the special terms and conditions for such country shall apply to the Option, to the extent the Company determines that such application is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company further reserves the right to impose other requirements on the Optionee’s participation in the Plan and on the Option, to the extent the Company determines that it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 2. Right to Exercise; Vesting.

This Option may be exercised prior to its expiration to the extent it is vested with respect to any Option Shares in accordance with Section 3. Subject to Section 5(b), this Option shall vest with respect to 25% of the Option Shares on each of the first, second, third and fourth anniversary of the Grant Date (each a “Vesting Date”). Notwithstanding the vesting schedule in the immediately preceding sentence, if, prior to a Vesting Date, the Optionee’s employment with the Company or one of its Subsidiaries is terminated at any time due to death or Disability, or, other than within one year after a Change in Control, by the employer without Cause or by the Optionee for Good Reason (the date of such termination of employment, the “Termination Date”), then the Option shall vest with respect to 50% of the Option Shares as to which the Option was otherwise eligible to vest on the Vesting Date immediately following the Termination Date

Attachment A-1

and the remaining portion of the Option with respect to which the Option has not vested as of the Termination Date shall be forfeited and cancelled as of the Termination Date.

Section 3. Exercise Procedures.

(a) Notice of Exercise. Subject to Section 5(c)(ii)(B), the Optionee may exercise this Option prior to its expiration to the extent it is vested by giving written notice to the Company in the form attached hereto as Annex 2 (or such other form as may be prescribed by the Company from time to time, such form a “Notice of Exercise”) specifying the election to exercise this Option, the number of vested Option Shares for which it is being exercised and the form of payment. The Notice of Exercise shall be signed by the Optionee. The Optionee shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 4 for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a properly completed and executed Notice of Exercise and payment for the full amount of the Purchase Price as required by Section 3(a), the Company shall cause to be issued a certificate or certificates for the Purchased Option Shares, registered in the name of the Optionee (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship), or shall otherwise cause the issuance or recordation of the Purchased Option Shares to be effected in accordance with appropriate issuance, transfer and depository procedures.

(c) Cashless Exercise. Notwithstanding the foregoing, the Company may permit such other means of exercise of this Option as it may deem reasonable and appropriate in its sole discretion (including, without limitation, broker-assisted cashless exercise).

(d) Withholding Requirements. The Company may withhold any tax (or other governmental obligation) arising out of this Option, as a condition to the exercise of this Option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements. In the event that the Optionee fails to make such arrangements, all or part of this Option is subject to forfeiture in the sole discretion of the Company.

Section 4. Payment for Shares.

(a) Cash, Check or Wire Transfer. In connection with an exercise of this Option, all or part of the Purchase Price may be paid in cash, by check or by wire transfer.

(b) Other Methods of Payment for Shares. At the sole discretion of the Company, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method permissible at the time under the terms of the Plan.

Attachment A-2

Section 5. Term and Expiration.

(a) Basic Term. Subject to earlier termination in accordance with this Agreement, this Option shall expire on the date immediately preceding the tenth anniversary of the Grant Date.

(b) Change in Control. Upon a Change in Control, the Option will remain eligible to vest in accordance with Section 2; provided, however, that notwithstanding Section 2, in accordance with Section 5(b)(iii) of the Plan, in the event that the Optionee’s employment is terminated by the Company or one of its Subsidiaries without Cause or by the Optionee for Good Reason, in either case within one year after the Change in Control (such termination, a “Covered Termination”), any portion of the Option that is not vested as of the date of the Covered Termination shall vest in full as of the date of the Covered Termination. If, at the time of a Covered Termination, the FMV of an Option Share does not exceed the Exercise Price, then this Option shall immediately terminate in full and be of no further force or effect. If, at the time of a Covered Termination, the FMV of an Option Share exceeds the Exercise Price, then the Company, in its sole discretion, may, in addition to any other action permitted pursuant to the terms of the Plan, (i) provide the Optionee a reasonable amount of time (in the Company’s sole discretion) to exercise this Option and, if not exercised within such period, have this Option terminate in full and be of no further force or effect, or (ii) provide for the termination of this Option in exchange for payment to the Optionee of the difference between (x) the FMV of all Option Shares not previously purchased by the Optionee and (y) the Purchase Price for such Option Shares.

(c) Termination of Service. The following shall apply upon termination of the Optionee’s Service:

(i) Cause. If the Optionee’s Service is terminated for Cause, then this Option, whether or not vested, shall terminate in its entirety on the Termination Date and be of no further force or effect.

(ii) Other than Cause.

(A) Unvested. Subject to Section 2, if the Optionee’s Service is terminated for any reason other than for Cause, then any portion of this Option that is unvested shall terminate on the Termination Date and be of no further force or effect.

(B) Vested. If the Optionee’s Service is terminated for any reason other than for Cause, then any portion of this Option that is vested but unexercised shall be exercisable by the Optionee

Attachment A-3

with respect to the vested Option Shares at any time during the Termination Exercise Period by proper completion and execution of a Notice of Exercise pursuant to Section 3(a), payment of the Purchase Price and completion of all other exercise requirements under Section 3. Any vested but unexercised portion of this Option remaining at the expiration of the Termination Exercise Period shall terminate in full and be of no further force or effect, provided that this Agreement shall continue to apply to all Option Shares which, at the end of such period, are Purchased Option Shares. The “Termination Exercise Period” means (1) with respect to any termination of Optionee’s Service for any reason other than for Cause, Optionee’s death or Optionee being Disabled, the period from the date of such termination to the date that is 95 calendar days after such termination, and (2) with respect to any termination of Optionee’s Service as a result of Optionee’s death or Optionee being Disabled, the period from the date of such termination to the date that is one year after such termination.

Section 6. Adjustment of Option Terms.

In the event of a Recapitalization, the terms of this Option (including, without limitation, the number and kind of shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 14(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this Option shall be subject to the agreement of merger or consolidation, as provided in Section 14(b) of the Plan and, if applicable, the provisions of Section 5(b) above.

Section 7. Miscellaneous Provisions.

(a) Rights as a Shareholder. The Optionee shall not have any rights as a shareholder with respect to any Option Shares until the Optionee purchases Option Shares in accordance with this Agreement. Except as expressly provided by the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of Purchased Option Shares and the delivery of any certificate or certificates for such shares or completion of such other required issuance, transfer and depository procedures.

(b) No Rights to Additional Awards or Retention. This Option is a one-time discretionary award and nothing in this Option or in the Plan shall confer upon the Optionee any claim to be granted future or additional options under the Plan. The terms and conditions of this Option need not be the same as with respect to other recipients of options under the Plan. Nothing in this Option or in the Plan shall confer upon the Optionee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Optionee), which rights are hereby

Attachment A-4

expressly reserved by the Company, to terminate the Optionee’s Service at any time and for any reason, with or without Cause, and free from liability or any claim under the Plan unless otherwise expressly provided in the Plan or herein or in any other agreement binding the parties.

(c) Notices. Except as otherwise expressly provided herein, all notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283

If to the Optionee, to the address that he or she most recently provided to the Company, or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation, mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(d) Entire Agreement. This Agreement and the Plan and any other agreements referred to herein and therein and any annexes, attachments and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(e) Amendment; Waiver. No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Optionee, except that the Company may amend or

Attachment A-5

modify this Agreement without the Optionee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(f) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Optionee.

(g) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Optionee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Optionee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(h) Governing Law, Venue. All issues concerning the construction, validity and interpretation of this Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the United States for the Southern District of New York, and, by delivery and acceptance of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(i) Waiver of Jury Trial. The Optionee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(j) Interpretation. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Attachment A-6

Section References. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

(k) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(l) Undertaking. The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Option or the Option Shares pursuant to the provisions of this Agreement. The Company agrees to take whatever additional action and execute whatever additional documents are necessary or advisable to carry out or effect one or more of the obligations of the Company pursuant to the provisions of this Agreement.

(m) Plan. The Optionee acknowledges and understands that material definitions and provisions concerning the Option, the Option Shares and the Optionee’s rights and obligations with respect thereto are set forth in the Plan. The Optionee has read carefully, and understands, the provisions of the Plan.

Section 8. Definitions.

“Business Day” means any day except a Saturday, Sunday or other day on which applicable law authorizes or requires the closure of commercial banks in (i) Dublin, Ireland, (ii) New York City or, if applicable, (iii) the place in which notices, requests or other communications are received or sent by the Optionee.

“Cause” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or “Cause” is not defined therein, “Cause” means:

(i) the conviction of such Optionee of a felony or comparable crime under applicable local law (other than a violation of a motor vehicle or moving violation law) or conviction of such Optionee of a misdemeanor if such misdemeanor involves moral turpitude; or

Attachment A-7

(ii) voluntary engagement by such Optionee in conduct constituting larceny, embezzlement, conversion or any other act involving the misappropriation of any funds of the Company or any of its Subsidiaries in the course of such Optionee’s employment; or

(iii) the willful refusal (following written notice) by such Optionee to carry out specific directions of (A) the Company or (B) any of the Company’s Subsidiaries with which such Optionee is employed or of which such Optionee is an officer, which directions are consistent with such Optionee’s duties to the Company or any of the Company’s Subsidiaries, as the case may be; or

(iv) the material violation by such Optionee of any material provision of any employment, severance or related agreement to which the Optionee is a party (other than for reasons related only to the business performance of the Company or business results achieved by such Optionee); or

(v) the commission by such Optionee of any act of gross negligence or intentional misconduct in the performance of such Optionee’s duties as an employee of the Company or any of its Subsidiaries.

For purposes of this definition, no act or failure to act on such Optionee’s part shall be considered to be Cause if done, or omitted to be done, by such Optionee in good faith and with the reasonable belief that the action or omission was in the best interest of the Company or any of the Company’s Subsidiaries with which such Optionee is employed or of which such Optionee is an officer, as the case may be.

“Change in Control” has the meaning ascribed to such term in the Plan. For the avoidance of doubt, a Change in Control shall not include an IPO unless the definition of Change in Control is otherwise satisfied.

“Disability” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or “Disability” is not defined therein, “Disability” has the meaning specified in any long-term disability insurance policy maintained by the Company.

“Disabled” has the meaning ascribed to such term in the Optionee’s employment or severance agreement, or if such Optionee is not a party to an employment or severance agreement or if “Disabled” is not defined therein, “Disabled” has the meaning specified in any long-term disability insurance policy maintained by the Company.

Attachment A-8

“Employee” means any individual who is a common-law employee of the Company or a Subsidiary thereof.

“FMV,” with respect to an Option Share, means the closing price of an ordinary share as reported on the composite tape of the Nasdaq Global Market or any reporting system selected by the Board on the relevant dates or, if no sale of ordinary shares is reported for that date, on the date or dates that the Board determines, in its sole discretion, to be appropriate for purposes of the valuation. Such determination shall be conclusive and binding on all persons.

“Good Reason,” with respect to any Optionee who is an employee of the Company or any of its Subsidiaries, has the meaning ascribed to such term in such Optionee’s employment or severance agreement or, if such Optionee is not a party to an employment or severance agreement or “Good Reason” is not defined therein, “Good Reason” means:

(i) the assignment to the Optionee of duties materially inconsistent with such person’s position (including status, offices, titles and reporting requirements) or any other action by the Company or any of its Subsidiaries which results in a diminution of such person’s position, authority, duties or responsibilities, or

(ii) the Company or any of its Subsidiaries requiring the Optionee to be based at any office or location other than the office or location for which such person was hired;

provided, that any event described in clauses (i) or (ii) above shall constitute Good Reason only if the Company or its relevant Subsidiary fails to cure such event within 30 days after such company’s receipt from the Optionee of written notice of the event which constitutes Good Reason; provided, further, that Good Reason shall cease to exist for an event on the 90th day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the Company or its relevant Subsidiary written notice thereof prior to such date.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

“Purchase Price” means, with respect to Option Shares being purchased pursuant to an exercise of this Option (or with respect to which this Option is being terminated pursuant to Section 5(b)), the Exercise Price multiplied by the number of such Option Shares with respect to which this Option is being exercised (or with respect to which this Option is being terminated pursuant to Section 5(b)).

“Qualified Option” means a stock option described in Section 422(b) of the U.S. Internal Revenue Code of 1986, as amended.

Attachment A-9

“Service” means service as an Employee.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least 50% of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person. Unless the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.

Attachment A-10

ANNEX 1

Additional Terms and Conditions of the Share Option Award Agreement for

Options Granted Outside the United States

This Annex 1 includes additional terms and conditions that govern the options granted in the countries identified below. These terms are general in nature and based on securities, tax and other laws that are often complex and subject to frequent change. As such, the Company strongly recommends that you do not rely on this summary as your only source of information relating to the consequences of your Share Option Award and participation in the Plan and further that you consult your personal tax or legal advisors for advice as to how the laws in your country apply to your situation. Finally, note that if you are a citizen or resident of a country other than the one in which you are working, additional requirements, other than those described herein, may be applicable to you.

All Options Granted Outside the United States. For awards of options granted outside the United States, the following additional terms apply:

A.	Nature of Award.

i.	The options are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered for the Company or any Affiliate and which are outside the scope of the Optionee’s employment contract, if any;

ii.	The options are not intended to replace any pension rights or compensation;

iii.	The options are not part of fixed, normal or expected compensation, salary or terms of employment for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary employing the Optionee or any Affiliate thereof; and

iv.	Nothing in this Agreement or the Plan shall confer or otherwise give rise to any acquired rights and the Optionee’s acceptance and acknowledgment of this Option shall constitute a waiver of any and all claims to the contrary.

Annex 1-1

B.	Section 5 of the Agreement is amended to include the following additional subsection at the end thereof:

“(d) No Acquired Rights. In the event of termination of the Optionee’s employment (whether or not in breach of local labor laws), the Optionee’s right to vest in the options under the Plan, if any, will, except as expressly provided in this Agreement or in the Plan, terminate effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period (e.g., a period of “garden leave”) mandated under local law. In consideration of this Share Option Award, the Optionee irrevocably releases the Company (and any Subsidiary employing the Optionee) and any Affiliate thereof from any claim or entitlement to compensation or damages arising from forfeiture of the options resulting from termination of the Optionee’s employment.”

C.	Data Privacy.

The Optionee hereby explicitly consents to the collection, processing, transmission and storage, in any form whatsoever, of any data of a professional or personal nature described in this Agreement, the Plan and any other grant materials by and among as applicable, the Company, a Subsidiary employing the Optionee or any Affiliates thereof that is necessary, in the discretion of the Company, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Company may share such information with any party located in the United States or elsewhere, including any trustee, registrar, administrative agent, broker, stock plan service provider or any other person assisting the Company with the implementation, administration, and management of this Share Option Award and the Plan. The Optionee thus authorizes the Company and its Affiliates and any possible recipients described herein to receive, possess, use, retain and transfer the data in electronic or other form, for the sole purpose described herein. The Optionee understands that he or she may refuse or withdraw such consent or authorization without cost by contacting his or her local human resources representative; provided, however, that the Optionee understands that such refusal or withdrawal may affect his or her ability to participate in the Plan.

Annex 1-2

Canada

i.	Section 3(b) of the Agreement is amended to delete from such section, the phrase “(or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).”

ii.	Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Canada Co.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +1 (973) 442-3283

iii.	Section A of this Annex 1 shall not apply with respect to any option granted in Canada.

Germany

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Deutschland GmbH

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-3

Italy

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Italy S.r.l.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Netherlands

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Nederland B.V.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Puerto Rico

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

Annex 1-4

If to the Company, to:

Warner Chilcott Company, LLC

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +1 (973) 442-3283

Spain

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Iberia S.L.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Switzerland

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott Pharmaceuticals S.à r.l.

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-5

United Kingdom

Section 7(c) of the Agreement is amended in the case of notices, requests and other communications to the Company under the Agreement (including the address in the Sample Notice of Exercise in Annex 2) by deletion of the address for the Company in Section 7(c) and the replacement thereof as follows:

If to the Company, to:

Warner Chilcott UK Limited

Warner Chilcott Pharmaceuticals UK Limited

c/o Warner Chilcott (US), LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: +001 (973) 442-3283

Annex 1-6

ANNEX 2

SAMPLE NOTICE OF EXERCISE

Warner Chilcott plc c/o Warner Chilcott (US), LLC 100 Enterprise Drive Rockaway, NJ 07866

To the Corporate Secretary:

I hereby exercise my share option granted on __________ (date) pursuant to the Share Option Award Agreement (“Option Agreement”) under the Warner Chilcott Equity Incentive Plan, as amended and restated (the “Plan”), and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Option Agreement as described below.

I shall pay for the shares or arrange for such payment by wire transfer, delivery of a check payable to Warner Chilcott plc (the “Company”) or as otherwise permitted under the Option Agreement in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company or my employer (if different) under applicable law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of _____ (month) _____ (year).

Exercise Cost	Number of Shares ______	Exercise Price ______	$ ______
Withholding			$ ______
Total			$ ______

Very truly yours,

Signature of Optionee

Optionee’s Name and Mailing Address

Optionee’s social security, social insurance or tax identification number:

Annex 2-1